EXHIBIT 99.2

        VCA Antech, Inc. Updates Financial Guidance for Fiscal Year 2007

     LOS ANGELES--(BUSINESS WIRE)--April 25, 2007--VCA Antech, Inc. (NASDAQ:WOOF), a leading animal healthcare company in the United States, provides the following revised financial guidance for all investors in adherence with Regulation Fair Disclosure as issued by the United States Securities and Exchange Commission, the SEC. We encourage all current and potential investors to review the disclosure regarding forward-looking statements in this press release as well as in all financial documents filed with the SEC.

     We are providing the following revised financial guidance for the year ending December 31, 2007:

     -- Revenue of $1.08 billion to $1.09 billion; and

     -- Diluted earnings per common share of $1.31 to $1.35.

     Forward-Looking Statements

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our financial guidance for fiscal year 2007. Among the important factors that could cause actual results to differ are: a material adverse change in our financial condition or operations; the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; the effects of our recent acquisitions and our ability to effectively manage our growth and achieve operating synergies; a continued decline in demand for some of our products and services; any disruption in our information technology systems or transportation networks; the effects of competition; any impairment in the carrying value of our goodwill; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risk factors are discussed in our Report on Form 10-K for the year ended December 31, 2006, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

     We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply diagnostic imaging equipment to the veterinary industry.


     CONTACT: VCA Antech, Inc.
              Tomas Fuller, Chief Financial Officer, 310-571-6505